Calculation of Filing Fee Tables
S-8
Wise Group plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value $0.01, Rules of the TransferWise 2021 Equity Incentive Plan	Other	1,797,631	$ 12.92	$ 23,225,392.52	0.0001381	$ 3,207.43
Total Offering Amounts:						$ 23,225,392.52		$ 3,207.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,207.43
Offering Note
[1]	1.a. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Class A ordinary shares, par value $0.01 ("Class A Ordinary Shares") of Wise Group plc (the "Registrant") that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding Class A Ordinary Shares. 1.b. The price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and are calculated based upon the average of the high and low prices of the Registrant's Class A Ordinary Shares on July 8, 2026 as reported on the Nasdaq Global Select Market. 1.c. Amount Registered consists of shares of Class A Ordinary Shares issued or issuable to certain current and former employees of the Registrant upon the settlement of outstanding RSUs under the Registrant's Rules of the TransferWise 2021 Equity Incentive Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources